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                                  EXHIBIT 99.1

                          Codorus Valley Bancorp, Inc.
                       Press Release dated April 16, 2007


Codorus Valley Bancorp, Inc. Reports Dividend
Declarations and Early Adoption of Financial Accounting
Standards No. 159 and No. 157


FOR IMMEDIATE RELEASE -- York, Pennsylvania (April 16, 2007) -- Codorus Valley Bancorp, Inc. (Nasdaq: CVLY), the parent company of PeoplesBank, today announced that the Company's Board of Directors has declared a regular quarterly cash dividend of $.135 per share, payable on or before May 8, 2007, to shareholders of record April 24, 2007. In addition, the Board of Directors declared a 5% stock dividend payable on or before June 7, 2007, to shareholders of record April 24, 2007.

The Company also announced that it's Board of Directors elected early adoption of Statements of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," and No. 157, "Fair Value Measurement," pertaining to a $5 million Federal Home Loan Bank advance. The Company is incorporating the financial impact of early adoption of these accounting standards on its first quarter 2007 operating results, which will soon be reported.

Codorus Valley Bancorp, Inc. is a financial services holding company headquartered at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, a Codorus Valley Company. PeoplesBank provides a full range of business and consumer banking services through fourteen financial centers located throughout York County, Pennsylvania, and a loan production office in Towson, Maryland. Mortgage banking, wealth management, insurance, trust, and real estate settlement services are also offered by the Company. Additional information is available on the bank's website at www.peoplesbanknet.com.

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CODORUS VALLEY BANCORP, INC.
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Management of Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Announcement. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as "believes," "expects," "anticipates," or similar expressions occur in this Press Announcement, management is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Announcement.

Questions or comments regarding this Press Announcement should be directed to:

LARRY J. MILLER                                    JANN A. WEAVER
Vice-Chairman, President, and CEO           Chief Financial Officer
Codorus Valley Bancorp, Inc.                Codorus Valley Bancorp, Inc.
717-747-1500 or 888-846-1970                717-747-1502 or 888-846-1970
lmiller@peoplesbanknet.com                  jweaver@peoplesbanknet.com